FOR IMMEDIATE RELEASE

Forrester Research Reports Second-Quarter 2006 Financial Results

CAMBRIDGE, Mass., July 26, 2006 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its second-quarter ended June 30, 2006 financial results.
Second-Quarter Financial Performance
•	Total revenues were $48.5 million, compared with $39.2 million for the second quarter of last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 46 percent, Forrester reported net income of $3.9 million or $0.17 per diluted share, compared with net income of $2.5 million, or $0.11 per diluted share for the same period last year.

•	On a pro forma basis, net income was $5.9 million or $0.26 per diluted share for the second quarter of 2006, which excludes amortization of $472,000 of acquisition-related intangible assets, non-cash stock-based compensation expense of $1.8 million, net non-marketable investment gains of $8,000, and which reflects a pro forma effective tax rate of 37 percent. This compares with pro forma net income of $3.4 million, or $0.15 per diluted share, for the same period in 2005, which excludes amortization of $833,000 of acquisition-related intangible assets, non-cash stock-based compensation expense of $290,000 and non-marketable investment gains of $112,000, and which reflects a pro forma effective tax rate of 35 percent.
Six-Month Period Ended June 30, 2006 Financial Performance
•	Total revenues were $89.7 million, compared with $73.0 million for the same period last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 48 percent, Forrester reported net income of $5.4 million, or $0.24 per diluted share for the six months ended June 30, 2006, compared with net income of $5.2 million or $0.24 per diluted share for the same period last year.

•	On a pro forma basis, net income was $9.2 million or $0.41 per diluted share, for the six months ended June 30, 2006, which excludes amortization of $1.1 million of acquisition-related intangible assets, non-cash stock-based compensation expense of $3.5 million, non-marketable investment gains of $207,000, and which reflects a pro forma effective tax rate of 37 percent. This compares with pro forma net income of $5.9 million, or $0.27 per diluted share for the same period last year, which excludes amortization of $2.0 million of acquisition-related intangible assets, non-cash stock-based compensation expense of $290,000, non-marketable investment gains of $1.8 million, and which reflects a pro forma effective tax rate of 35 percent.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
“Forrester’s second quarter exceeded expectations for revenue, operating profit, and EPS due to three sold-out events in the quarter and the strengthening of our syndicated sales in the past three quarters,” said George F. Colony, chairman of the board and chief executive officer. “As we look forward to the second half of the year, we remain cautiously optimistic about the business and are pleased with our progress, particularly with the role-focused Forrester Leadership Boards. As a result of our financial performance in the first half of the year, we are raising our guidance today for the full year.”
Forrester is providing third-quarter 2006 financial guidance as follows:
Third-Quarter 2006 (GAAP):

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Forrester Second-Quarter Fiscal 2006 Results/Page 2

•	Total revenues of approximately $44.0 million to $46.0 million.

•	Operating margin of approximately 9 percent to 11 percent.

•	Other income of approximately $1.5 million.

•	An effective tax rate of approximately 50 percent.

•	Diluted weighted average shares outstanding of approximately 23.5 million.

•	Diluted earnings per share of approximately $0.13 to $0.16.
Third-Quarter 2006 (Pro Forma):
Pro forma financial guidance for the third quarter of 2006 excludes amortization of acquisition-related intangible assets of approximately $500,000, non-cash stock-based compensation expense of approximately $2.0 million to $2.5 million, and any gains or impairment charges related to non-marketable investments.
•	Pro forma operating margin of approximately 14 percent to 16 percent.

•	Pro forma effective tax rate of 37 percent.

•	Pro forma diluted earnings per share of approximately $0.21 to $0.23.
Forrester is revising full-year 2006 guidance as follows:
Full-Year 2006 (GAAP):
•	Total revenues of approximately $182 million to $187 million.

•	Operating margin of approximately 8 percent to 10 percent.

•	Other income of approximately $5 million.

•	An effective tax rate of approximately 50 percent.

•	Diluted weighted average shares outstanding of approximately 23 million.

•	Diluted earnings per share of approximately $0.48 to $0.59.
Full-Year 2006 (Pro Forma):
Pro forma financial guidance for full-year 2006 excludes amortization of acquisition-related intangible assets of approximately $2.1 million, non-cash stock-based compensation expense of approximately $7.0 million to $9.0 million, and any gains or impairment charges related to non-marketable investments.
•	Pro forma operating margin of approximately 15 percent.

•	Pro forma diluted earnings per share of approximately $0.86 to $0.92.

•	An effective tax rate of 37 percent.
Forrester Research (Nasdaq: FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice about technology’s impact on business and consumers. For 23 years, Forrester has been a thought leader and trusted advisor, helping global clients lead in their markets through its research, consulting, events, and peer-to-peer executive programs. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the third quarter of and full-year 2006, statements about the potential success of product offerings, and the ability of Forrester to achieve success in the current economy. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future

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Forrester Second-Quarter Fiscal 2006 Results/Page 3

events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

Warren Hadley	Karyl Levinson
Chief Financial Officer	Vice President, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617/613-5886	+1 617/613-6262
whadley@forrester.com	press@forrester.com

© 2006, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

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Forrester Second-Quarter Fiscal 2006 Results/Page 4

Forrester Research, Inc.
Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Revenues
Research services	$28,323	$23,847	$55,526	$47,216
Advisory services and other	20,161	15,399	34,155	25,812

Total revenues	48,484	39,246	89,681	73,028

Operating expenses
Cost of services and fulfillment	20,282	16,673	37,909	30,450
Selling and marketing	15,442	13,065	29,987	24,967
General and administrative	5,526	4,484	11,126	8,518
Depreciation	916	882	1,800	1,756
Amortization of intangible assets	472	833	1,124	1,956

Total operating expenses	42,638	35,937	81,946	67,647

Income from operations	5,846	3,309	7,735	5,381

Other income, net	1,326	754	2,277	1,504
Realized gains on sales of securities and non-marketable investments, net	8	112	207	1,780

Income before income taxes	7,180	4,175	10,219	8,665

Income tax provision	3,330	1,718	4,856	3,469

Net income	$3,850	$2,457	$5,363	$5,196

Diluted income per share	$0.17	$0.11	$0.24	$0.24

Diluted weighted average shares outstanding	22,844	21,847	22,317	21,843

Basic income per share	$0.18	$0.11	$0.25	$0.24

Basic weighted average shares outstanding	21,988	21,511	21,587	21,561

Pro forma data (1):
Income from operations	$5,846	$3,309	$7,735	$5,381
Amortization of intangible assets	472	833	1,124	1,956

Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	828	159	1,574	159
Selling and marketing	524	63	987	63
General and administrative	436	68	963	68

Pro forma income from operations	8,106	4,432	12,383	7,627

Other income, net	1,326	754	2,277	1,504

Pro forma income before income taxes	9,432	5,186	14,660	9,131
Pro forma income tax provision	3,490	1,815	5,424	3,196

Pro forma net income	$5,942	$3,371	$9,236	$5,935

Pro forma diluted earnings per share	$0.26	$0.15	$0.41	$0.27

Diluted weighted average shares outstanding	22,844	21,847	22,317	21,843

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense and gains or impairments of non-marketable securities and gains from sales of marketable securities as well as their related tax effects. This does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States. This does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

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Forrester Second-Quarter Fiscal 2006 Results/Page 5

Forrester Research, Inc.
Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)

Assets:
Cash and cash equivalents	$84,558	$48,538
Available-for-sale securities	97,581	83,730
Accounts receivable, net	32,187	52,177
Deferred commissions	7,784	8,940
Prepaid expenses and other current assets	7,679	5,126

Total current assets	229,789	198,511
Property and equipment, net	5,707	5,771
Goodwill, net	53,279	53,034
Intangible assets, net	2,434	3,530
Deferred income taxes	37,187	36,941
Non-marketable investments and other assets	14,043	13,915

Total assets	$342,439	$311,702

Liabilities and stockholders’ equity:
Accounts payable	$3,103	$1,716
Accrued expenses	27,033	24,569
Deferred revenue	80,344	86,663

Total liabilities	110,480	112,948
Preferred stock	—	—
Common stock	270	254
Additional paid-in capital	223,035	192,206
Retained earnings	87,788	82,425
Treasury stock, at cost	(76,462)	(73,527)
Accumulated other comprehensive loss	(2,672)	(2,604)

Total stockholders’ equity	231,959	198,754

Total liabilities and stockholders’ equity	$342,439	$311,702

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Forrester Second-Quarter Fiscal 2006 Results/Page 6

Forrester Research, Inc.
Consolidated Statements Cash Flows

(In thousands)

	Six months ended
	June 30,
	2006	2005
	(Unaudited)

Cash flows from operations:
Net income	$5,363	$5,196
Adjustments to reconcile net income to net cash provided by operating activities –
Depreciation	1,800	1,756
Amortization of intangible assets	1,124	1,956
Non-cash stock-based compensation	3,524	290
Excess tax benefits from non-cash stock-based compensation	(369)	(400)
Non-marketable investments gains, net	(161)	(291)
Realized gain on sale of marketable securities	—	(1,489)
Deferred income taxes	(339)	598
Accretion of premiums on marketable securities	406	577
Changes in assets and liabilities -
Accounts receivable	20,603	10,114
Deferred commissions	1,156	173
Prepaid expenses and other current assets	(2,367)	(531)
Accounts payable	1,426	(1,286)
Accrued expenses	2,317	(123)
Deferred revenue	(7,447)	(415)

Net cash provided by operating activities	27,036	16,125

Cash flows from investing activities:
Purchases of property and equipment	(1,676)	(1,983)
Purchase of non-marketable investments	(300)	—
Proceeds from non-marketable investments	188	—
Decrease in other assets	153	538
Purchase of marketable securities	(229,887)	(103,222)
Proceeds from sales and maturities of marketable securities	215,821	115,567

Net cash (used in) provided by investing activities	(15,701)	10,900

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock option plans and employee stock purchase plan	26,952	2,202
Excess tax benefits from non-cash stock-based compensation	369	400
Acquisition of treasury shares	(2,937)	(11,187)

Net cash provided by (used in) financing activities	24,384	(8,585)

Effect of exchange rate changes on cash and cash equivalents	301	(551)

Net increase in cash and cash equivalents	36,020	17,889
Cash and cash equivalents, beginning of period	48,538	37,328

Cash and cash equivalents, end of period	$84,558	$55,217

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